Registration No. 33-80800

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

To

FORM S-8

Registration Statement Under the

Securities Act of 1933

IRWIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana 35-1286807

(State or other jurisdiction of (IRS Employer

incorporation or organization) Identification No.)

500 Washington Street

Columbus, Indiana 47201

(812) 372-1909

(Address, including zip code, and telephone number,

including area code, or registrant's principal executive offices)

IRWIN FINANCIAL CORPORATION

EMPLOYEES' STOCK PURCHASE PLAN II

(Full title of plan)

Matthew F. Souza

Irwin Financial Corporation

500 Washington Street

Columbus, Indiana 47201

(812) 372-1909

(Name, address, including zip code, and telephone number,

including area code, or agent for service)

Post-effective amendment to Form S-8

This registration statement when becoming effective upon filing will deregister the securities previously registered hereunder that remain unsold as of the date of this filing.

DEREGISTRATION OF SHARES

Pursuant to the undertaking contained in Part II of the registration statement, the undersigned registrant hereby removes from registration 97,214 (24,304 pre-split) shares of its Common Stock which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, the State of Indiana, on this 27th day of April, 2000.

IRWIN FINANCIAL CORPORATION

By: /s/ Matthew F. Souza

Matthew F. Souza, Senior Vice

President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2000.

/s/ Sally A. Dean

Sally A. Dean, Director

/s/ David W. Goodrich

David W. Goodrich, Director

/s/ John T. Hackett

John T. Hackett, Director

/s/ William H. Kling

William H. Kling, Director

/s/ Brenda J. Lauderback

Brenda J. Lauderback, Director

/s/ John C. McGinty, Jr.

John C. McGinty, Jr., Director

/s/ William I. Miller

William I. Miller, Chairman of

the Board of Directors and

Director

/s/ John A. Nash

John A. Nash, President,

Chairman of the Executive

Committee, and Director

/s/ Lance R. Odden

Lance R. Odden, Director

/s/ Theodore M. Solso

Theodore M. Solso, Director

/s/ Gregory F. Ehlinger

Gregory F. Ehlinger, Senior

Vice President and Chief

Financial Officer

(Principal Financial Officer)

/s/ Jody A. Littrell

Jody A. Littrell, Vice President

and Controller (Principal

Accounting Officer)